SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                                DUNE ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

      4.    Proposed maximum aggregate value of transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                                DUNE ENERGY, INC.
                         3050 Post Oak Blvd., Suite 695
                              Houston, Texas 77056

                                                                     May 3, 2006

TO OUR STOCKHOLDERS:

      You are cordially invited to attend our 2006 Annual Stockholders' Meeting to be held in the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, May 30, 2006, at 10:00 a.m. local time.

      We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

      In addition to acting on the matters listed in the Notice, we will discuss our progress and you will be given an opportunity to ask questions of general interest to all stockholders.

      We hope that you will come to the annual meeting in person. Even if you plan to come, we strongly encourage you to complete the enclosed proxy and return it to us in the enclosed business reply envelope. Instructions are shown on your proxy. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

                                            Alan Gaines
                                            Chairman and Chief Executive Officer

                                DUNE ENERGY, INC.
                            _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE.....................   o Tuesday, May 30, 2006, at 10:00 a.m. Eastern Time

PLACE....................   o The Boardroom at The American Stock Exchange,
                              86 Trinity Place, New York, New York 10006.

PURPOSES.................   o To elect our Directors.

                            o To approve our 2005 Non-Employee Director
                              Incentive Plan.

                            o To ratify the appointment of Malone & Bailey, PC
                              as our independent auditors for the 2006 fiscal year.

                            o To transact any other business that properly comes
                              before the meeting or any adjournment of the meeting.

RECORD DATE..............   o You can vote if you were a stockholder of record
                              at the close of business on April 21, 2006.


                                             By order of the Board of Directors,

                                             Richard M. Cohen
                                             Secretary

May 3, 2006
Houston, Texas

                                 PROXY STATEMENT

                   GENERAL INFORMATION ABOUT THE SOLICITATION

      We are sending you these proxy materials in connection with the solicitation by the board of directors of Dune Energy, Inc. (AMEX: DNE) of proxies to be used at Dune's annual meeting of stockholders to be held on May 30, 2006, and at any adjournment or postponement of the meeting. "We", "our", "us", the "Company" and "Dune" all refer to Dune Energy, Inc. The proxy materials are first being mailed on or about May 3, 2006.

Who may vote

      You will be entitled to vote at the annual meeting only if our records show that you held your shares of our common stock ("Common Stock") on April 21, 2006. At the close of business on April 21, 2006, a total of 59,244,859 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote.

Voting by proxy

      If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the annual meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

      The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares:

      o FOR each person named in this Proxy Statement as a nominee for election to the board of directors.

      o     FOR the adoption of our 2005 Non-Employee Director Incentive Plan.

      o FOR ratification of the appointment of Malone & Bailey, PC as our independent auditors for the fiscal year ending December 31, 2006.

How to revoke your proxy

      You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

      o     by giving notice of revocation at the annual meeting.

      o by delivering to the Secretary of Dune, 3050 Post Oak Blvd., Suite 695, Houston, Texas 77056 written instructions revoking your proxy.

      o by delivering to the Secretary an executed proxy bearing a later date.

      o     by voting in person at the annual meeting.

How votes will be counted

      The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented at the meeting. If you have returned a valid proxy or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker "non-votes" are counted in determining whether a quorum is present. A "broker non-vote" occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

      If a quorum is not present at the annual meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the meeting from time to time until a quorum is present. Other than announcing at the annual meeting the time and place of the adjourned meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

      Directors will be elected by a plurality of the votes cast.

      The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the 2005 Non-Employee Director Incentive Plan.

      The affirmative vote of a majority of the votes cast is required to approve all other matters voted on at the meeting.

      Abstentions and broker "non-votes" are not counted in the election of directors and the approval of any other matter.

      Votes that are withheld or shares that are not voted will have the same legal effect as a vote against the proposed 2005 Non-Employee Director Incentive Plan but will have no effect on the outcome of any other matter voted on.

Cost of this proxy solicitation

      We will pay the cost of the proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. We expect that some of our officers and regular employees will solicit proxies by telephone, facsimile, e-mail, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

                              ELECTION OF DIRECTORS

General

      Our board of directors has seven members. Each current board member is standing for re-election, to hold office until the next Annual Meeting of Stockholders.

      Your proxy will be voted FOR the election of the seven nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our board of directors.

Director nominees

         The following are management's director nominees.

         Name                                      Director Since
         ----                                      --------------
         Alan Gaines                                    2001
         Steven Barrenechea                             2001
         Richard M. Cohen                               2003
         Valery G. Otchertsov                           2004
         Raissa S. Frenkel                              2004
         Steven M. Sisselman                            2004
         Marshall Lynn Bass                             2004

Directors and executive officers

      The following table lists our directors and executive officers.

Name                               Age     Position
----                               ---     --------
Alan Gaines                        50      Chairman and Chief Executive Officer
Amiel David                        66      President and Chief Operating Officer
Hugh Idstein                       47      Chief Financial Officer
Richard M. Cohen                   55      Director and Secretary
Steven Barrenechea                 46      Director
Valery G. Otchertsov               59      Director
Raissa S. Frenkel                  44      Director
Steven M. Sisselman                46      Director
Marshall Lynn Bass                 36      Director

      Alan Gaines is the Chairman and Chief Executive Officer of the Company and has served as a Director of the Company since May 2001. Since April 2005, Mr. Gaines has served as Vice Chairman of Baseline Oil & Gas Corp., a public company. In 1983, Mr. Gaines founded Gaines, Berland Inc., a full service brokerage firm and investment bank specializing in global energy markets, with particular emphasis given to small to mid-capitalization exploration and production, pipeline, midstream, and oilfield services companies. Mr. Gaines served as President of Gaines, Berland from 1983 to 1998. Mr. Gaines holds a BBA in Finance from Baruch College, and an MBA ("With Distinction") from the Zarb School, Hofstra University School of Management.

      Amiel David has served as the President/Chief Operating Officer of the Company since February 2004 and has over 35 years of engineering and investment banking experience within the energy sector. From 1993- 2001, he was the Senior Vice President and Chief Engineer for the First City Bank and later First Union Securities (Wachovia Bank) where he was responsible for the technical viability of in excess of $3.5 billion of energy credits. From 2001 through 2003, Dr. David was the Managing Director, Senior Vice President and Chief Engineer of Duke Capital Partners. Dr. David holds a PhD in Petroleum Engineering from Stanford University and an MBA from The University of Pittsburgh.

      Hugh Idstein has served as the Chief Financial Officer of the Company since April 4, 2005. Prior to joining our Company, Mr. Idstein served as CFO of Houston based Black Stone Minerals Company, L.P., an oil and gas mineral exploration company. In addition Mr. Idstein has acted as a consultant for several oil and gas companies regarding international oil and gas opportunities. He earned an MBA and a BS in Energy Management from Eastern Illinois University.

      Richard M. Cohen has served as a Director of the Company since December 2003. Since 1996, Mr. Cohen has been the President of Richard M. Cohen Consultants, a private financial services consulting company that assists both public and private companies with their corporate governance and corporate finance needs. In 1999, Mr. Cohen was the President of National Auto Credit, a publicly traded sub-prime auto finance company. From 1992-1995, Mr. Cohen was the President of General Media Inc., a publicly reporting international diversified publishing and communications company. Mr. Cohen is a Certified Public Accountant and worked at Arthur Andersen & Co. from 1975 to 1977. He received a BS ("With Honors") from The University of Pennsylvania (Wharton) and an MBA from Stanford University.

      Steven Barrenechea has served as a Director of the Company since May 2001. Mr. Barrenechea is COO of Coast to Coast Catering Company, an upscale catering service. From April 2005 to January 2006, Mr. Barrenechea served as a Director of Baseline Oil & Corp., a public company. Mr. Barrenechea is a member of the Board of Directors of the Creative Coalition, The Milford (Connecticut) Red Cross, and The Child Guidance Center of Fairfield County. Mr. Barrenechea holds a BBA from New York University.

      Valery Otchertsov has served as a Director of our Company since May 2004. Since 1999, Mr. Otchertsov has held the position of President of Itera Holding Ltd and since 2003 Chairman of the Management Board of Itera Oil and Gas Company Ltd. (Itera). Itera's operating entities are engaged in the business of production, transportation, marketing and sales of natural gas throughout the Former Soviet Union. From 1997 -1999, Mr. Otchertsov served as First Vice-President of Itera International Group of Companies. From 1991 -1996, Mr. Otchertsov served as Minister of Economics and Finance, Deputy Chairman of the Cabinet of Ministers of Turkmenistan. He graduated with a Bachelors degree from Izhevsk Mechanical Institute.

      Raissa Frenkel has served as a Director of our Company since May 2004. Dr. Frenkel has been a member of the Board of Directors of the Itera Oil and Gas Company Ltd (Itera) since 2002. Itera's operating entities are engaged in the business of production, transportation, marketing and sales of natural gas throughout the Former Soviet Union. Since 2003, Dr. Frenkel has been Executive Vice-President of Itera International Energy Corp. an Itera subsidiary operating in the US gas, real estate and commodity business. From 1994-2002 Dr. Frenkel was a Vice-President with Itera International Energy Corp. She graduated from the Kazan Finance and Economics Institute in 1982 and received her PHD from Kazan State University in 1989.

      Steven Sisselman has served as a Director of our Company since May 2004. From 1995 to the present, Mr. Sisselman has been a Vice-President of Business Development with Itera International Energy Corp., an Itera subsidiary operating in the US gas, real estate and commodity business. From 1992-1994, Mr. Sisselman was Vice-President of Dalon Inc., a petroleum trading company, responsible for trading crude oil and petroleum products from the former Soviet Union. For the 12 years prior to 1992, Mr. Sisselman was employed by Charter Oil Company, UBS AG, and Astra Oil working in various financial and trading positions both in the US and London, England. He graduated from University of Florida in 1980 with a BS in Business Administration with a major in Finance.

      Marshall Lynn Bass has served as a Director of our Company and a member of the Company's audit committee since September 29, 2004. From 1998 to December 2001, he served as an associate, and from 2002 to present, he served as a principal of Weisser, Johnson & Co., a Houston based energy investment bank. He is also a principal and co-founder of GasRock Capital, LLC, a finance company which makes direct investments in energy companies or projects. He graduated from Purdue University in 1992 with a BS in economics and from Rice University with a Masters in business administration.

      Executive officers of Dune are appointed by the board of directors and serve at the discretion of the board, subject to the terms of applicable employment agreements. There are no family relationships among any of the directors or executive officers of Dune.

Board meetings and committee meetings

      During 2005, our board of directors met twice and acted six times by unanimous written consent. All of our directors attended the meetings of the board and board committees on which they served in 2005.

Audit Committee

      Messrs. Bass and Barrenechea constitute the audit committee of our board of directors, established by the board in accordance with Section 3(a)(58)(A) of the Exchange Act, for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements.

      The responsibilities of the Audit Committee are described in the committee charter and in the following Report of the Audit Committee.

      All members of the audit committee are independent directors as required by the listing standards of the American Stock Exchange. The Board has also determined that Mr. Bass meets the requirements for being an "audit committee financial expert" as defined by regulations of the SEC.

Report of the Audit Committee

      The role of the audit committee is to assist the board of directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

      In the performance of its oversight function, the audit committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements. The audit committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the audit committee has received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent accountants their independence from the Company and its management, and has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the accountants' independence.

      The audit committee discussed with the Company's internal and independent accountants the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's financial statements and the effectiveness of the Company's systems of disclosure controls and procedures and internal control over financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the Company's audited financial statements be included in the Company's 2005 Annual Report to Stockholders and Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                               Steven Barrenechea
                               Marshall Lynn Bass

Executive Compensation

Summary compensation table

---------------------------------------------------------------------------------------------------------------------------------
                                   Annual Compensation                                  Long-Term Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                                                                Awards                        Payouts
---------------------------------------------------------------------------------------------------------------------------------
                                                                      Restricted        Securities       LTIP         All Other
   Name and                                                              Stock          Underlying      Payouts      Compensation
  Principal                               Bonus      Other Annual      Award(s)        Options/SARs
   Position      Year    Salary ($)        ($)     Compensation ($)       ($)             (#)(3)          ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
Alan Gaines,     2005    $408,333(1)       --         $14,203(2)           --             625,000          --             --
Chairman and     2004     262,920          --            --                --                --            --             --
Chief            2003      30,000          --            --                --                --            --             --
Executive
Officer
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Amiel David,     2005    $287,498(1)       --         $14,076(2)           --             750,000          --             --
President and    2004     143,956          --            --                --                --            --             --
Chief            2003        --            --            --                --                --            --             --
Operating
Officer
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Hugh Idstein,    2005    $103,631          --         $16,279(2)           --             75,000           --             --
Chief            2004        --            --            --                --                --            --             --
Financial        2003        --            --            --                --                --            --             --
Officer
---------------------------------------------------------------------------------------------------------------------------------

(1)   Includes salary for January 2006 paid in 2005.
(2)   Represents amounts paid by the Company for health insurance premiums.
(3) Consist of stock options to purchase shares of our Common Stock, the vesting schedule and other terms of which are set forth in the footnotes to the table below under the caption "Option Grants In Last Fiscal Year
      (2005)".

                        Option Grants in Last Fiscal Year

      As set forth in the following table, during 2005 we granted the following stock options to the Named Executive Officers:

                                                                           % of
                                                        Number of          Total
                                                        Securities        Options
                                                        Underlying       Granted to
                                                         Options        Employees in   Exercise       Expiration
                                           Year          Granted         Fiscal Year     Price           Date
                                           ----         ----------      ------------   -------        ----------
Alan Gaines.........................       2005          625,000 (1)       34.8%         $2.44          5/12/10
Amiel David.........................       2005          750,000 (2)       41.8%         $2.02          5/12/10
Hugh Idstein........................       2005           75,000 (3)        4.2%         $2.56           4/4/10
Richard Cohen.......................       2005           50,000 (4)        2.8%         $2.35         10/28/10

--------------------------------------------------------------------------------

1. Of the 625,000 options, options to purchase 250,000 shares of Common Stock vested as of the date of grant (May 12, 2005) and options to purchase 250,000 shares and 125,000 shares, respectively, will vest on each of the first two anniversaries of May 12, 2005.

2. The exercise price of $2.02 listed in the table represents the weighted-average exercise price of the options held by Dr. David. On May 12, 2005 options were granted to Dr. David with a five-year term to purchase up to 500,000 shares of Common Stock at $2.44 per share. Such options vested immediately upon grant as to 250,000 shares and the remaining 250,000 shares will vest on May 12, 2006. Dr. David also received on February 15, 2005 options to purchase 250,000 shares. Such options are fully vested, expire on February 15, 2010 and have an exercise price off $1.25 per share.

3. Mr. Idstein received options to purchase 75,000 shares at $2.56 per share. Such options vested with respect to 25,000 shares immediately as of the date of grant (April 4, 2005), vested with respect to 25,000 shares on April 4, 2006, and will vest with respect to 25,000 shares on April 4, 2007.

4. These options to purchase 50,000 shares will vest at the time that our 2005 Non-Employee Director Incentive Plan, pursuant to which such options were granted, is approved by our stockholders.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                        Option Value at December 31, 2005

                                           Number of Securities                             Value of
                                          Underlying Unexercised                      Unexercised In-The-Money
                                       Options at December 31, 2005                Options at December 31, 2005
                                       ----------------------------                ----------------------------
                                      Exercisable       Unexercisable              Exercisable     Unexercisable
                                      -----------       -------------              -----------     -------------
Alan Gaines.........................     250,000           375,000                   $100,000        $150,000
Amiel David.........................     500,000           250,000                   $497,500        $100,000
Hugh Idstein........................      25,000            50,000                   $  7,000        $ 14,000
Richard Cohen ......................           0            50,000                   $      0        $ 24,500

      The last sale price of the Common Stock was $2.84 on December 30, 2005, the last trading day of 2005.

Employment Agreements

      Both Alan Gaines, our Chairman and CEO, and Amiel David, our President and COO, entered into Employment Agreements with us in May 2005 that extended the term of their employment from May 31, 2005 to June 30, 2007. Per their respective agreements, Mr. Gaines receives a base salary of $400,000 in year one and a base salary of $460,000 in year two of his contract. Dr. David receives a base salary of $300,000 in year one and $330,000 in year two. Mr. Gaines' agreement provides that, for the twelve months ended June 30, 2006 and 2007, he will be entitled to receive a performance bonus equal to one percent (1%) of our "free cash flow" (defined as our earnings before depreciation, depletion, amortization and capital expenditures) up to $8 million and two percent (2%) of free cash flow above $8 million. Dr. David shall be entitled to receive a performance bonus equal to three quarters of one percent (.75%) of our "free cash flow" up to $8 million and one and one half percent (1.5%) of free cash flow above $8 million. The agreements provide that in the event Mr. Gaines or Dr. David are terminated without "cause" (as defined in the agreements), they are to receive a severance payment equal to the greater of (i) twelve (12) months base salary and (ii) their base salary for the remainder of the term. Each agreement contains covenants restricting each of the foregoing officers from participating in any business which is then engaged in the drilling, exploration or production of natural gas or oil, within the area contemplated by that certain Area of Mutual Interest Agreement, dated November 17, 2003, between us and Vaquero Oil & Gas, Inc. In connection with their Agreements, we granted stock options to Mr. Gaines and Dr. David to acquire 625,000 and 500,000 shares of our Common Stock, respectively.

      In March of 2006, our board of directors extended the Employment Agreement of Hugh Idstein (the "Idstein Agreement"), our Chief Financial Officer, for an additional one year period, until April 2007. In addition, the board awarded Mr. Idstein a $40,500 bonus for his contributions during 2005. The board also granted him a five year stock option to purchase up to 100,000 shares of our Common Stock, at an exercise price of $2.81 per share. The option is immediately exercisable with respect to 25,000 shares. The option is exercisable for an additional 50,000 shares on the first anniversary date and 25,000 shares on the second anniversary date of his employment with us, provided that Mr. Idstein is employed by us on such dates. Under the terms of the Idstein Agreement, Mr. Idstein will receive an annual salary of $160,000 and, provided he is still employed by us at the end of the one year term, a guaranteed bonus of $24,000 and he will be eligible for a discretionary performance bonus up to an additional $32,000. The Idstein Agreement provides that, in the event Mr. Idstein is terminated without "cause" (as defined in the Idstein Agreement), he will receive a severance payment equal to six (6) months' base salary. The Idstein Agreement also contains covenants restricting Mr. Idstein from participating in any business which is then engaged in the drilling, exploration or production of natural gas or oil, within the area contemplated by that certain Area of Mutual Interest Agreement, dated November 17, 2003, between us and Vaquero Oil & Gas Inc.

Director Compensation

      Each of our outside Directors receives $5,000 per quarter for serving on the Board and $500 per quarter for serving on a committee. Except as set forth above, Directors are not compensated in cash for their services but are reimbursed for out of pocket expenses incurred in furtherance of our business. In 2005, we granted stock options to acquire up to 50,000 shares of Common Stock to each of our outside directors. Such stock options were granted on October 28, 2005 under our 2005 Non-Employee Director Incentive Plan and, provided that we obtain stockholder approval for the issuance of such options at our 2006 annual meeting, may be exercised at any time prior to October 28, 2010 at an exercise price of $2.35 per share.

Section 16(a) beneficial ownership reporting compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file with the SEC reports of their holdings of, and transactions in, our Common Stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2005, except that a Form 4 for Amiel David, reporting a stock option grant as of February 15, 2005, was inadvertently filed late on April 7, 2005.

      The following table provides information as of December 31, 2005 about our equity compensation plans and arrangements as of December 31, 2005.

            Equity Compensation Plan Information - December 31, 2005

                                                                                                       (c)
                                                                                               Number of securities
                                                                                             remaining available for
                                               (a)                         (b)                future issuance under
                                     Number of securities to        Weighted-average           equity compensation
                                     be issued upon exercise        exercise price of            plans (excluding
                                     of outstanding options,      outstanding options,       securities reflected in
        Plan Category                  warrants and rights         warrants and rights             column (a))
--------------------------------    --------------------------    ----------------------     ------------------------
 Equity compensation plans
approved by security holders (1)            1,224,324                     $2.44                         --
--------------------------------    --------------------------    ----------------------     ------------------------
Equity compensation plans not
approved by security holders (2)            2,278,333                     $1.93                         --
--------------------------------    --------------------------    ----------------------     ------------------------
            Total                           3,502,657                     $2.10                         --
================================    ==========================    ======================     ========================

(1) Consists of warrants issued to our placement agent to purchase (a) 324,324 shares of our Common Stock at $1.85 per share, and (b) 900,000 shares of our Common Stock at $2.65 per share.
(2)   Consists of stock option grants to our employees, officers and directors.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 21, 2006 by (i) each person who, to our knowledge, beneficially owns more than 5% of our outstanding Common Stock; (ii) each of our current directors and executive officers (titles are set forth in parentheses next to the names of individuals listed below); and (iii) all of our current and executive officers and directors as a group:

Name of                                                                 Percent
Beneficial Owner                                      Amount(1)         of Class
----------------                                      ---------         --------
Itera Holdings BV                                    35,464,397            59.9%
Alan Gaines (Chairman and CEO)                        3,190,501(2)          5.3%
Amiel David (President and COO)                         906,250(3)(4)       1.5%
Hugh Idstein (Chief Financial Officer)                   50,000(5)            *
Steven Barrenechea (Director)                           187,500(6)(7)         *
Richard M. Cohen (Secretary and Director)               253,385(7)            *
Valery G. Otchertsov (Director)                               0(7)           --
Raissa S. Frenkel (Director)                                  0(7)           --
Steven M. Sisselman (Director)                                0(7)           --
Marshall Lynn Bass (Director)                            25,000(6)(7)        --*
All Officers & Directors as a Group (9                4,587,636             7.6%
persons)                                          (2)(3)(4)(5)(6)(7)

* Indicates ownership of less than 1%.

----------
(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 21, 2006. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and which are exercisable within 60 days from April 21, 2006, have been exercised.

(2) Includes 500,000 shares underlying a stock option granted May 12, 2005.

(3) Includes 250,000 shares underlying a stock option granted on February 15, 2005.

(4) Includes 500,000 shares underlying a stock option granted May 12, 2005.

(5) Includes 50,000 shares underlying a stock option granted on April 4, 2005.

(6) Includes 25,000 shares underlying a stock option granted on December 15, 2004.

(7) Excludes 50,000 shares underlying a stock option granted on October 28, 2005 that will vest only upon approval of our 2005 Non-Employee Director Incentive Plan by our stockholders at the 2006 annual meeting.

              APPROVAL OF 2005 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

Description of the Plan

      General. On October 28, 2005, our board of directors unanimously approved, subject to stockholder approval, the 2005 Non-Employee Director Incentive Plan (sometimes referred to herein as the "Plan"). Such Plan provides that the Company may grant non-employee directors of the Company shares of our Common Stock with no restrictions (referred to in the Plan as "Incentive Stock"), shares of Common Stock with restrictions (referred to in the Plan as "Restricted Stock") and options to purchase shares of our Common Stock. The Plan provides that the aggregate number of shares of Incentive Stock, Restrictive Stock and shares of Common Stock which may be issued under stock options granted under the Plan shall not exceed 2,000,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). Our Board and management believe that the Plan will help attract and retain experienced and knowledgeable individuals as non-employee directors of the Company and promote long-term growth by aligning non-employee director and stockholder interests. A summary of the essential features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Exhibit A.

      The shares with respect to which stock options, Restricted Stock and Incentive Stock may be granted are shares of Common Stock of the Company as presently constituted. The Plan provides that if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of stock covered by a stock option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of stock then covered by such option.

      The Plan provides that, upon a Corporate Change (hereafter defined), the Compensation Committee may accelerate the vesting of stock options, cancel stock options and make payments in respect thereof in cash, adjust the outstanding option as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Plan provides that a "Corporate Change" occurs (a) if the Company is to be dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the board.

      The board may terminate the Plan with respect to any shares for which options, Restricted Stock or Incentive Stock have not theretofore been granted. The board may amend the Plan; however, without stockholder approval the board may not: (i) make amendments which would materially increase the benefits accruing to participants under the Plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, (iii) change the class of individuals eligible to receive options, Restricted Stock and Incentive Stock grants under the Plan, or (iv) extend the term of the Plan.

      Administration of the Plan. Pursuant to the provisions of the Plan, our board of directors has appointed the compensation committee to administer the Plan. Our compensation committee consists of Messrs. Bass and Barrenechea.

      Type of Grants Under the Plan. The Company may grant non-employee directors Incentive Stock, Restrictive Stock and options to purchase shares of our Common Stock. Our board has the power to determine the terms upon which Restricted Stock, Incentive Stock and stock options will be granted, including the number of shares of Restricted Stock and Incentive Stock to issue, the restrictions applicable to such shares of Restricted Stock, including vesting requirements, and, with respect to stock options, the number of shares of Common Stock subject to each option, the exercisability and vesting requirements of each stock option, and the form of consideration payable upon the exercise of such stock option (i.e., whether cash or exchange of existing shares of our Common Stock in a cashless transaction or a combination thereof). The option price per share of Common stock underlying each stock option shall be equal to the fair market value of shares subject to the stock option on the date the stock option is granted.

      Eligibility of Participants, Term and Transferability. Restricted Stock, Incentive Stock and stock options may be granted under the Plan only to individuals who are non-employee directors of the Company at the time of grant. It is anticipated that if the Plan is approved by our stockholders, five non-employee directors will be eligible for grants under the Plan at that time. Restricted Stock and stock options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the compensation committee may, in its discretion, authorize all or a portion of the options to be granted on terms which permit transfer by the optionee to (i) the members of the optionee's immediate family, (ii) a trust or trusts for the exclusive benefit of such immediate family, or (iii) a partnership in which such members of such immediate family are the only partners, provided that there may be no consideration for any such transfer. The Plan further provides that following any permitted transfer, the option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Restricted Stock, Incentive Stock and the shares of Common Stock transferred to an optionee as a result of the exercise of an option shall be "restricted securities" under Rule 144 as promulgated under the 1933 Act and may only be resold or transferred in compliance with such rule and the registration requirements or an exemption from such requirements under the 1933 Act. The Plan shall terminate and no further Restricted Stock, Incentive Stock or stock options shall be issued under the Plan after October 28, 2015.

      All of our non-employee directors have an interest in the approval of the 2005 Non-Employee Director Incentive Plan which may differ from the interests of our stockholders.

      Federal Income Tax Consequences. The Company believes that under present federal income tax laws the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. The grant of Restricted Stock and Incentive Stock will cause the non-employee director to recognize ordinary income measured by the difference between (i) the fair market value of the shares of Restricted Stock or Incentive Stock (as the case may be) received at the first time the rights of the non-employee director in such Restricted or Incentive Stock are transferable or are not subject to a substantial risk of forfeiture and (ii) the amount paid by the non-employee director for the Restricted Stock or Incentive Stock (if any), unless the non-employee director elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The Company generally will be entitled to a deduction for the same amount at the time income is recognized by the non-employee director.

      The grant of an option will ordinarily create no tax consequences for the non-employee director or the Company. Upon exercise of an option, however, the non-employee director will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. When a non-employee director exercises an option, the Company generally will be entitled to a deduction for the amount recognized by the non-employee director as ordinary income.

      The treatment to a non-employee director of a subsequent disposition of shares acquired upon the exercise of an option depends on how long the shares have been held. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.

      The foregoing provides only a very general description of the application of federal income tax laws to awards under the Plan. The summary does not address the effects of foreign, state and local tax laws.

      Shares Available for Awards

      The total number of shares of our Common Stock that may be subject to awards under the Plan is equal to 2,000,000 shares, of which options to purchase an aggregate of 300,000 shares have been granted, subject to stockholder approval of the Plan. Therefore, 1,700,000 shares of Common Stock are available for additional awards under the Plan. Approval by our stockholders of the Plan will be deemed also to be the approval by them of the options previously granted under the Plan.

      One hundred percent of the future benefits under the Plan have been allocated to our non-employee directors. The following table sets forth the actual allocation of benefits under the Plan during 2005 among our "named executive officers", our executive officers as a group, our directors (who are not executive officers) as a group, and our employees (who are not executive officers) as a group.

                                New Plan Benefits

                    2005 Non-Employee Director Incentive Plan

Name and Position                                    Dollar Value ($)           Number of Units
Richard M. Cohen, Director                              117,500                     50,000 (1)
Marshall Lynn Bass, Director                            117,500                     50,000 (1)
Steven Barrenechea, Director                            117,500                     50,000 (1)
Steven Sisselman, Director                              117,500                     50,000 (1)
Raissa Frenkel, Director                                117,500                     50,000 (1)
Valery Otchertsov, Director                             117,500                     50,000 (1)
Executive Group                                               0                          0
Non-Executive Director Group (6 Directors)              705,000                    300,000
Non-Executive Officer Employee Group                          0                          0

(1) The options are exercisable from the date the Plan is approved by our stockholders until October 28, 2010 at the exercise price of $2.35 per share.

      The board unanimously recommends that stockholders vote FOR the approval and adoption of our 2005 Non-Employee Director Incentive Plan.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      With the approval of the audit committee, the board of directors has appointed Malone & Bailey, PC ("Malone & Bailey"), independent auditor, to audit our consolidated financial statements for our fiscal year ending December 31, 2006. Malone & Bailey has served as our independent auditor since 2003. You are being asked to ratify this appointment at the annual meeting. Notwithstanding this appointment, the board of directors, with the approval of the audit committee, may appoint new independent auditors at any time during the year, if the board and the audit committee feel that such a change would be in the best interests of Dune and its stockholders.

      Audit fees. We were billed a total of approximately $62,000 by Malone & Bailey for auditing our 2005 financial statements and for reviewing our financial statements included in our forms 10-QSB for 2005. For 2004, the amount was approximately $31,000.

      Tax Fees. For tax related services rendered by Malone & Bailey during 2005, we were billed a total of approximately $9,000. For 2004, we were billed a total of $2,590 for such services.

      Policy on Pre-Approval of Services Provided by Independent Registered Public Accountants.

            As required by the Audit Committee charter, the Audit Committee pre-approves the engagement of Malone & Bailey, PC for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by Malone & Bailey, PC, and reviews and approves the fees charged by Malone & Bailey, PC The Audit Committee has considered the role of Malone & Bailey, PC in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of Malone & Bailey, PC's independence in the conduct of its auditing functions.

      The board unanimously recommends that stockholders vote FOR the ratification of the appointment of Malone & Bailey, PC as our independent auditor for 2006.

                             ADDITIONAL INFORMATION

Other Business

      We know no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors recommends.

Deadlines for receipt of stockholder proposals

      Stockholder proposals that are intended to be included in our proxy statement for the 2007 annual meeting pursuant to Proxy Rule 14a-8 must be received by us no later than December 29, 2006, and must otherwise comply with that rule.

      A stockholder who intends to present business at the 2007 annual meeting, other than pursuant to Rule 14a-8, must comply with the requirements of our by-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice that complies with our by-laws, to Dune's Secretary not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing of our proxy materials for the prior year's annual meeting of stockholders. Therefore, because we anticipate mailing our proxy statement on April 30, 2007, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than December 1, 2006, and no later than January 1, 2007.

Annual Report on Form 10-KSB

      Dune will provide to each stockholder, without charge and upon written request, a copy of its Annual Report on Form 10-KSB for 2005, including the financial statements, schedules and a list of exhibits. Any such written requests should be directed to the Secretary of the Company, at the address indicated on the first page of this proxy statement.

                                             By order of the board of directors,

                                             Richard M. Cohen
May 3, 2006                                  Secretary

                                    EXHIBIT A

                                DUNE ENERGY, INC.

                    2005 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

                           I. Definitions and Purposes

(a) Definitions.

      Whenever capitalized in this document, the following terms shall be defined as set forth below:

            "Board" means the board of directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the committee of the Board which shall be two or more directors as the Board shall appoint to administer the Plan.

            "Common Stock" means the common stock of the Company, $.001 par value per share, and any class of common stock into which such common stock may hereafter be converted, reclassified or recapitalized.

            "Company" means Dune Energy, Inc.

            "Corporate Change" shall have the meaning set forth in Section VIII(c) below.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means for one Share on the date in question (i) the closing sale price for such Share as quoted on the American Stock Exchange ("AMEX"), or (ii) if not so quoted, the closing sales price as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (iii) if not so reported, the average of the closing bid and asked prices for a Share on the date of grant as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

            If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Vale of the Company Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

            "Grantee(s)" means those certain non-employee directors of the Company to whom the Company shall grant Restricted Stock or Incentive Stock.

            "Immediate Family" means with respect to a Grantee or an Optionee, the Grantee's or the Optionee's spouse, children or grandchildren (including legally adopted, step children and step grandchildren).

            "Incentive Stock" means Shares that may be granted to eligible persons under Section III (c) below.

            "Incentive Stock Award" means an agreement between the Company and a Grantee whereby the Grantee receives Shares.

            "Incentive Stock Agreement" means an agreement between the Company and a Grantee whereby the Grantee receives shares of Incentive Stock.

            "Option Agreement" means an agreement between the Company and an Optionee whereby the Optionee receives Stock Options.

            "Optionee(s)" means those certain non-employee directors of the Company to whom the Company shall grant Stock Options.

            "Option Price" shall mean the amount an Optionee must pay the Company upon exercise of the Stock Option.

            "Participants" shall mean Grantees and Optionees.

            "Plan" means this Dune Energy, Inc. 2005 Non-Employee Director Incentive Plan.

            "Publicly Held Corporation" means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

            "Restricted Stock" means Shares subject to specified restrictions that may be granted to eligible persons under Section III (b) below.

            "Restricted Stock Agreement" means an agreement between the Company and a Grantee whereby the Grantee receives shares of Restricted Stock.

            "Restricted Stock Award" means an award of Restricted Stock granted to a Grantee.

            "Restriction Period" means the period of time during which the Shares granted pursuant to a Restricted Stock Award remain subject to the restrictions or vesting set forth in the applicable Restricted Stock Agreement.

            "Share" or "Shares" means a share or shares of Common Stock.

            "Stock Option" means a grant by the Company to an Optionee of the right to purchase Company Stock under terms set forth in an Option Agreement.

(b) Purposes.

      This Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and to increase stockholder value by encouraging ownership in the Company by directors of the Company who are not employees of the Company, strengthening the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as non-employee directors of the Company, and providing non-employee directors with a further incentive to work for the best interests of the Company and its stockholders.

      This Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to ERISA. The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

                               II. Administration

      The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions and determinations made by the Committee in construing the provisions of the Plan shall be final.

III. Types of Grants Under the Plan

(a) Types of Grants.

      Pursuant to this Plan, the Company may grant shares of Restricted Stock, shares of Incentive Stock, and Stock Options.

(b) Grants of Restricted Stock.

      Subject to the terms and conditions of the Plan, the Board is authorized to grant Restricted Stock to any non-employee directors. A certificate or certificates representing the number of shares of Restricted Stock granted shall be registered in the name of the Grantee. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in the Grantee's Restricted Stock Agreement, the certificate or certificates shall be held in escrow by the Company for the account of the Grantee. The Grantee shall have beneficial ownership of the shares of Restricted Stock, including the right to receive dividends and the right to vote the shares of Restricted Stock. Upon the lapse of all restrictions (as set forth in the Grantee's Restricted Stock Agreement) on any or all of the Restricted Stock granted to the Grantee, the certificate or certificates representing the shares of Restricted Stock for which the restrictions have lapsed shall be delivered to the Grantee.

      Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement which shall contain the Restriction Period, the number of shares of Restricted Stock and such other terms and conditions as may be approved by the Board, including other restrictions as the Board may determine. The Board may impose such conditions or restrictions on any Restricted Stock as it may deem advisable, in its sole discretion.


(c) Grant of Incentive Stock.

      Subject to the terms and conditions of the Plan, the Board may grant Incentive Stock to any non-employee director in such amounts as the Board shall determine from time to time. Each Incentive Stock Award shall be evidenced by an Incentive Stock Agreement which shall contain the number of Shares granted and such other terms and conditions as may be approved by the Committee.

(d) Grant of Stock Options.

      Subject to the terms and conditions of the Plan, the Board is authorized to grant Stock Options to any non-employee director.

      Each Stock Option shall be evidenced by an Option Agreement, which shall contain such terms and conditions as may be approved by the Committee. The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the option price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

      The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "cashless exercise" with a broker of the Stock Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. A "cashless exercise" of a Stock Option is a procedure by which a broker provides the funds to the Optionee to effect a Stock Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Optionee, the broker will either (i) sell all of the Shares received when the Stock Option is exercised and pay the Optionee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Stock Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Optionee (either directly or through the Company) a stock certificate for the remaining Shares.

      In no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a "cashless exercise," if such form of consideration would violate the Sarbanes-Oxley Act of 2002 as determined by the Committee, in its discretion.

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

            IV. Eligibility of Participants, Term and Transferability

      Restricted Stock, Incentive Stock and Stock Options may be granted only to individuals who are non-employee directors of the Company at the time the Restricted Stock, Incentive Stock or Stock Option is granted. Restricted Stock, Incentive Stock and Stock Options may be granted to the same individual on more than one occasion.

      Except with Board approval, Restricted Stock and Stock Options granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, the Committee may, in its discretion, authorize all or a portion of the Stock Options to be granted on terms which permit transfer by the Optionee to (i) the members of the Optionee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, or (iii) a partnership in which such members of such Immediate Family are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Stock Option pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (C) subsequent transfers of transferred Stock Options shall be prohibited except in accordance with clauses (A) and (B) above of this sentence. Following any permitted transfer, any Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" shall be deemed to refer to the transferee. The Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

      Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Stock Option hereunder, the original Optionee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee.

      No transfer by will, trust or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective. All determinations under this Section shall be made by the Committee in its discretion.

                            V. Shares Subject to Plan

      The aggregate number of shares of Restricted Stock, shares of Incentive Stock and Shares which may be issued under Stock Options granted under the Plan shall not exceed 2,000,000. Such shares may consist of authorized but unissued Shares, treasury shares of Common Stock, or previously issued Shares reacquired by the Company. Any of such Shares which remain unissued and which are not subject to outstanding Stock Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. Should any Stock Option hereunder expire or terminate prior to its exercise in full, the Shares theretofore subject to such Stock Option may again be subject to a Stock Option granted under the Plan. Upon the forfeiture of any Restricted Stock, the forfeited shares of Restricted Stock shall thereafter be available for award under the Plan. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section VIII hereof with respect to Shares subject to Stock Options then outstanding. Exercise of a Stock Option in any manner shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for grant to any one individual, by the number of Shares as to which the Stock Option is exercised.

                                VI. Option Price

      The Option Price of Shares issued under each Stock Option shall be equal to the Fair Market Value of Shares subject to the Stock Option on the date the Stock Option is granted.

                                VII. Term of Plan

      Except with respect to Restricted Stock or Stock Options then outstanding, if not sooner terminated under the provisions of Section IX, the Plan shall terminate upon and no further Restricted Stock, Incentive Stock or Stock Options shall be granted after October 28, 2015.

                    VIII. Recapitalization or Reorganization

      (a) The existence of the Plan and the Restricted Stock, Incentive Stock and Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      (b) The shares with respect to which Stock Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of a Stock Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of Shares with respect to which such Stock Option may thereafter be exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and the Option Price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and the Option Price per share shall be proportionately increased.

      (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by a Stock Option theretofore granted shall be adjusted so that such Stock Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Stock Option.

      If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten
(10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Stock Options held by any individual
Optionee: (1) accelerate the time at which Stock Options then outstanding may be exercised so that such Stock Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Stock Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Stock Options held by such Optionees (irrespective of whether such Stock Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Stock Options and the Company shall pay to each Optionee an amount of cash per share to be determined by the Committee, (3) make such adjustments to Stock Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Options then outstanding) or (4) provide that the number and class of shares of Stock covered by a Stock Option theretofore granted shall be adjusted so that such Stock Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee had been the holder of record of the number of shares of Stock then covered by such Stock Option. In addition, no later than (a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Grantee, shall act to effect one or more of the following alternatives, which may vary among individual Grantees and which may vary among Restricted Stock held by any individual Grantee: (1) remove any and all restrictions to which the Restricted Stock is subject including removing the Restriction Period, (2) require the mandatory surrender to the Company by selected Grantees of some or all of the outstanding Restricted Stock held by such Grantees as of a date, before or after such Corporate Change, specified by the Committee and the Company shall pay to each Optionee an amount of cash per share to be determined by the Committee, (3) make such adjustments to the Restricted Stock then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Restricted Stock then outstanding) or (4) provide that the number and class of shares of Restricted Stock covered by a Restricted Stock Agreement theretofore granted shall be adjusted so that such Restricted Stock shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Grantee had been the holder of record of the number of Shares which was not Restricted Stock.

      (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, any Restricted Stock or the number of shares of Stock subject to Stock Options theretofore granted or the Option Price.

                    IX. Amendment or Termination of the Plan

      The Board in its discretion may terminate the Plan at any time with respect to any shares for which Stock Options, Incentive Stock Awards or Restricted Stock Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Restricted Stock Agreement, Incentive Stock Agreement or Stock Option Agreement theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Restricted Stock, Incentive Stock or Stock Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                               X. Securities Laws

      The Company shall not be obligated to issue any Shares pursuant to any Restricted Stock Agreement, Incentive Stock Agreement or Stock Option granted under the Plan at any time when the offering of the shares of Restricted Stock, Incentive Stock or shares covered by such Stock Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

                                   XI. General

      (a) Nothing contained in this Plan, any Restricted Stock Agreement, any Incentive Stock Agreement or any Stock Option granted pursuant to this Plan shall confer upon any non-employee director the right to continue as a director of the Company or its parent or subsidiary or any other corporation affiliated with the Company.

      (b) No Optionee shall have any rights as a stockholder of the Company with respect to any Shares subject to a Stock Option hereunder until such Shares have been issued.

      (c) Nothing contained in this Plan, a Restricted Stock Agreement, an Incentive Stock Agreement or in any Option Agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member or any of the foregoing to pay, or reimburse any Participant for the payment of any tax arising out of, or on account of the issuance of Restricted Stock, Incentive Stock or a Stock Option or Stock Options hereunder to any Participant, an Optionee's exercise of any Stock Option issued under the Plan or a Participant's sale, transfer or other disposition of any Restricted Stock, Incentive Stock or Shares acquired pursuant to the exercise of any Stock Option issued hereunder. Any person receiving Restricted Stock, Incentive Stock or a Stock Option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Participant shall be solely responsible for all taxes to which he or she may or become subject as a consequence of such participation.

           This Proxy is Solicited on Behalf of the board of directors

      The undersigned hereby appoints Alan Gaines, Amiel David and Richard M. Cohen, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2006 annual meeting of Stockholders to be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006 on May 30, 2006 at 10:00 a.m. local time, and at any adjournments thereof, and to vote the shares of undersigned would be entitled to vote if personally presented, as indicated below.

1. Election of directors.

   FOR all nominees listed below  |_|          WITHOLDING AUTHORITY   |_|
   (except as marked to the                    to vote for all nominees
   contrary below)                             listed below

   Alan Gaines, Richard M. Cohen, Steven Barrenechea, Valery G. Otchertsov, Raissa S. Frenkel, Steven M. Sisselman, Marshall Lynn Bass

   (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

--------------------------------------------------------------------------------

2. Approval of the 2005 Non-Employee Director Incentive Plan

   FOR |_|                        AGAINST |_|                        ABSTAIN |_|

3. Ratification of appointment of Malone & Bailey, PC as independent auditors.

   FOR |_|                        AGAINST |_|                        ABSTAIN |_|

      The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR approval of the 2005 Non-Employee Director Incentive Plan and FOR the ratification of the appointment of Malone & Bailey, PC as the independent auditors.

      If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

                                                 Dated ___________________, 2006


                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Signature if held jointly

(Please date, sign as name appears at the left , and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as corporate officer, partner, executor, administrator, trustee or guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)